UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010 (May 14, 2010)

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of Pioneer Drilling Company (the “Company”) was held on May 14, 2010. A brief description of each proposal and the final voting results are set forth below.

Proposal 1 – Election of Directors. The Company’s shareholders elected John Michael Rauh (as a Class III director) as a member of the board of directors of the Company, to serve until the Company’s 2013 Annual Meeting of Shareholders or until his successor has been duly elected and qualified, as follows:

Nominee	For Votes	Withheld Votes	Broker Non-Votes
John Michael Rauh	39,700,343	832,267	6,565,488

Proposal 2 – Ratification of Appointment of Independent Auditors. The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010, as follows:

For Votes	Against Votes	Abstentions	Broker Non-Votes
46,560,377	481,609	56,112	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By	/S/ CARLOS R. PENA
Carlos R. Peña
Senior Vice President, General Counsel and Secretary (Duly Authorized Officer)

Date: May 20, 2010

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